NEWS FROM LAKE CITY BANK
FOR IMMEDIATE RELEASE

Contact
Mary Horan
Director of Marketing and Public Relations
574 371-9280 office
574 377-9150 mobile
mary.horan@lakecitybank.com

David M. Findlay Appointed Chairman of the Board of
Lake City Bank and Lakeland Financial Corporation

Warsaw, Indiana (November 14, 2023) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), and Lake City Bank announced today that David M. Findlay has been appointed as Chairman of the Board of the bank and holding company. Findlay will assume the role of Chairman in addition to his current responsibilities as Chief Executive Officer of both organizations. Findlay succeeds Michael L. Kubacki as Chairman of the board of both organizations. Kubacki has served in the role since 2003 and will retire from the boards of directors on April 9, 2024 at the company’s annual report of shareholders.
The bank and holding company also announced that director Blake W. Augsburger has been appointed Lead Independent Director. Augsburger joined the boards of Lake City Bank and Lakeland Financial Corporation in 2011.
“I am very honored to succeed Mike as the Chairman of the Board. I first began working with Mike in 1985 when we were at Northern Trust together and our wonderful relationship is approaching four decades. He’s been an exceptional mentor for me and I’ll miss his presence in the board room,” said Findlay. “His 21 years as our Chairman has been a transformational period of growth and performance for the bank, its team members and our shareholders.”
Kubacki stated, “During David’s 23 years at Lake City Bank, his leadership and vision have been critical to our success and I am very proud to transition the role of Chairman of the Board to him.”
Augsburger commented, “We are very pleased that this long-planned transition has been seamlessly completed as we approach Mike’s retirement from the board. On behalf of the entire board, we thank Mike for his amazing service to this organization and our shareholders.”
Lake City Bank, a $6.4 billion bank headquartered in Warsaw, Indiana, is the seventh largest bank headquartered in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 53 branch offices in northern and central Indiana, delivering technology-driven solutions in a client-centric way to individuals and businesses. The bank is the single bank subsidiary of Lakeland Financial Corporation (Nasdaq Global Select/LKFN). For more information visit lakecitybank.com.
This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. The company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Numerous factors could cause the company’s actual results to differ from those reflected in forward-looking statements, including the effects of the COVID-19 pandemic, including its effects on our customers, local economic conditions, our operations and vendors, and the responses of federal, state and local governmental authorities, as well as those identified in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.

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